                                                                   EXHIBIT 10.14








                            THE DONNELLY CORPORATION

                          SUPPLEMENTAL RETIREMENT PLAN











VARNUM, RIDDERING, SCHMIDT & HOWLETT
171 Monroe, N.W., Suite 800
Grand Rapids, MI  49503
(616) 459-4186
8/21/92

                               TABLE OF CONTENTS

                                                          Page
                                                          ----

ARTICLE I -- PURPOSE                                        1

ARTICLE II -- DEFINITIONS                                   1

     2.1   Accrued Benefits                                 1
     2.2   Actuarial Equivalent                             1
     2.3   Authorized Leave of Absence                      1
     2.4   Average Monthly Compensation                     2
     2.5   Code                                             2
     2.6   Committee                                        2
     2.7   Company                                          2
     2.8   Compensation                                     2
     2.9   Covered Compensation                             2
     2.10  Controlled Group                                 2
     2.11  Employee                                         2
     2.12  ERISA                                            3
     2.13  Normal Retirement Date                           3
     2.14  Participant                                      3
     2.15  Plan Year                                        3
     2.16  Service                                          3
     2.17  Social Security Retirement Age                   3

ARTICLE III -- PARTICIPATION AND SERVICE                    3

     3.1   Participation                                    3
     3.2   Service                                          4
     3.3   Transfers of Employment Within the Company or
           Controlled Group of Corporations                 4

ARTICLE IV -- NORMAL RETIREMENT BENEFIT                     4

     4.1   Eligibility                                      4
     4.2   Amount of Benefit                                4
     4.3   Suspension of Benefits                           5
     4.4   Commencement of Benefits                         5

ARTICLE V -- EARLY RETIREMENT BENEFIT                       5

     5.1   Eligibility                                      5
     5.2   Amount of Benefit                                5
     5.3   Commencement of Benefits                         5

                                                               Page
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ARTICLE VI -- DEFERRED VESTED BENEFIT                            6

      6.1    Eligibility                                         6
      6.2    Amount of Benefit                                   6
      6.3    Commencement and Form of Payment                    6


ARTICLE VII -- SURVIVING SPOUSE BENEFIT                          6

      7.1    Eligibility                                         6
      7.2    Amount of Benefit                                   6
      7.3    Commencement, Duration, and Form of Payment         7


ARTICLE VIII -- PAYMENT OF RETIREMENT BENEFITS                   7

      8.1    Standard Benefit                                    7
      8.2    Post-Retirement Surviving Spouse Benefit            8
      8.3    Optional Forms of Benefit                           8
      8.4    Reduction of Benefits for Previous Payments         8


ARTICLE IX -- RESPONSIBILITIES AND INDEMNIFICATION               8

      9.1    Funding                                             8
      9.2    Indemnification                                     9


ARTICLE X -- ADMINISTRATION                                      9

     10.1    Plan Administrator                                  9
     10.2    Records and Reports                                 9
     10.3    Appointment of Committee                            9
     10.4    Claims Procedure                                    9
     10.5    Other Committee Powers and Duties                  10
     10.6    Committee Procedures                               10
     10.7    Authorization of Benefit Payments                  10
     10.8    Application and Forms for Benefits                 10
     10.9    Facility of Payment                                10


ARTICLE XI -- AMENDMENT OF PLAN                                 10

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                                                               Page
                                                               ----

     11.1    Amendments                                         10
     11.2    Right of Termination                               10

ARTICLE XII -- NONALIENATION OF BENEFITS AND DOMESTIC
               RELATIONS ORDERS                                 11

     12.1    Nonalienation of Benefits                          11
     12.2    Procedure for Domestic Relations Orders            11


ARTICLE XIII -- MISCELLANEOUS                                   11

     13.1    Status of Participants                             11
     13.2    No Interest in Company Affairs                     12
     13.3    Notices                                            12
     13.4    Governing Law                                      12
     13.5    Severability of Provisions                         12

                            THE DONNELLY CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN


     This Supplemental Pension Plan has been adopted by Donnelly Corporation, a Michigan corporation (the "Company").

                                   ARTICLE I
                                    PURPOSE

     The Company maintains a pension plan for all of its employees. The plan is known as the Donnelly Corporation Employees' Retirement Plan and is maintained as a "qualified plan" under the provisions of Section 401(a) of the Internal Revenue Code.

     This Supplemental Pension Plan (the "Plan") is designed to provide benefits to certain employees that will be in addition to the benefits that will be paid under the qualified plan. This Plan is intended to be an "excess benefit plan" that does not satisfy the requirements of Section 401(a) of the Internal Revenue Code and is exempt from most of the provisions of ERISA. This Plan will apply to all employees who are covered by the qualified plan and whose benefits under the qualified plan are limited by the provisions of Section 415 of the Code and the limitations on compensation in Section 401(a)(17) of the Code.

     This Plan will be effective as of July 1, 1992 and will apply to persons who were employed by the Company on or after that date.

                                   ARTICLE II
                                  DEFINITIONS

     The masculine gender is used throughout this Plan for purposes of simplicity, but is intended to refer to either gender. The following words or phrases will have the following meanings:

     2.1 Accrued benefit. The portion of a normal retirement benefit earned as of the date of the computation. It is a monthly benefit commencing at normal retirement date and equal to the benefit computed in accordance with the normal retirement benefit formula in Section 4.2 using the participant's average monthly compensation, covered compensation and service on the date of computation.

     2.2 Actuarial equivalent. Equivalence in the present value of various forms of payment. Present values will be determined by the actuaries chosen by the Company based on the 1971 Group Annuity Mortality Table (male lives) with ages set back two years for employees and four years for joint annuitants, and interest at the rate of 8% per annum.

     2.3 Authorized leave of absence. Any absence authorized by the Company under its standard personnel policies. All employees under similar circumstances will be treated alike in the granting of leaves and must return within the period authorized. An absence due to service in the armed forces of the United States will be an authorized leave of absence provided the employee qualifies for reemployment rights under federal law (38 USCA (S)(S)2021 or 2024 or other statute of similar import) and returns to employment with the Company within the period provided by law.

     2.4  Average monthly compensation.  The greater of the following:

          (a) 1/60th of the compensation of the participant during the last 60 consecutive calendar months prior to termination of employment with the Company; or

          (b) 1/60th of his compensation during the five consecutive calendar years in which his compensation was the highest during the last 10 calendar years of his employment with the Company.

     2.5 Code. The Internal Revenue Code of 1986, as amended from time to time.

     2.6  Committee.  The persons appointed to administer the Plan.

     2.7 Company. Donnelly Corporation, a Michigan corporation, or its successor.

     2.8 Compensation. The total of salary, wages, and bonuses paid to a participant by the Company for personal services rendered as an employee, plus any amounts by which the participant's salary or wages has been reduced pursuant to any 401(k) or flexible benefit plan salary reduction agreements with the Company. Amounts shown on the participant's form W-2 for any year as a result of fringe benefits derived from the Company or benefits paid under this Plan will not be counted as compensation for purposes of the Plan.

     2.9 Covered compensation. One-twelfth (1/12th) of the average for each participant of the Social Security taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the year preceding the year in which the participant attains or will attain Social Security retirement age. The taxable wage base for the current year and each subsequent year will be assumed to be the same as the taxable wage base in effect as of the beginning of the plan year for which the determination is being made. If a participant continues working during the plan year in which he attains Social Security retirement age and thereafter, his covered compensation will be the amount determined for the year in which he attains Social Security retirement age. For plan years prior to the 35-year period described in the first sentence, a participant's covered compensation will be equal to the taxable wage base for the plan year. Each participant's covered compensation will be redetermined for each plan year.

     2.10 Controlled group. The group consisting of each corporation that is a member of a controlled group of corporations, as defined in Code Section 414(b), of which the Company is a member; each trade or business, whether or not incorporated, under common control, as defined in Code Section 414(c), of or with the Company; and each member of an affiliated service group, as defined in Code Section 414(m), of which the Company is a member.

     2.11 Employee. Any person who is a regular full-time employee of the Company and receives compensation for personal services rendered to the Company (or is on lay off status or an authorized leave of absence), but excluding persons who are classified as temporary contract employees.

     2.12 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     2.13 Normal retirement date. The first day of the month following the later of the following:

          (a) The participant's birthday on which he attains the age that is three (3) years prior to his Social Security retirement age; or

          (b) The fifth anniversary of the date on which he first became a participant in the Plan.

The relevant birthday for subsection (a) is the 62nd birthday for participants born before 1938, the 63rd birthday for participants born in the years 1938 through 1954, and the 64th birthday for participants born after 1954.

     2.14 Participant. A person who is employed by the Company and is participating in the Plan in accordance with the provisions of Article III.

     2.15 Plan year. The "fiscal year" of the Plan which will be the 12-month period ending June 30.

     2.16 Service. The period of a participant's employment considered in determining his eligibility for benefits and the amount of his benefits under the Plan, as computed in accordance with Section 3.2.

     2.17 Social Security retirement age. The age at which a participant becomes eligible for benefits under the federal Social Security Act that are not reduced on account of age. This will be age 65 for participants born before 1938, age 66 for participants born during the years 1938 through 1954, and age 67 for participants born after 1954.

                                 ARTICLE III
                           PARTICIPATION AND SERVICE

     3.1 Participation. An employee will become a participant in this Plan on the first day of the next plan year (July 1) after the plan year in which either of the following occurs:

          (a) The employee's compensation exceeds the limit on compensation that can be considered under the Donnelly Corporation Employees' Retirement Plan under the provisions of Section 401(a)(17) of the Code. This limit is $228,860 for the plan year beginning July 1, 1992 and will be adjusted for changes in the cost of living under the provisions of Section 415(d) of the Code; or

          (b) The employee's accrued benefit under the Donnelly Corporation Employees' Retirement Plan exceeds the maximum benefit under Section 4.4(a) of that plan.

     3.2 Service. A Participant's eligibility for benefits and the amount of his benefits under the Plan will be determined by his period of service which will be equal to his years of service as calculated under the provisions of
Section 3.2 of the Donnelly Corporation Employees' Retirement Plan.

     3.3 Transfers of Employment Within the Company or Controlled Group of Corporations.

          (a) Transfers Resulting in Eligibility to Participate. A person who becomes an employee as a result of a transfer to employment with the Company from another corporation that is in a controlled group will be given credit for purposes of the eligibility requirements of Section 6.1 for prior years of service with the other corporation while it was a member of the controlled group of corporations. The transferred employee will earn service credits for purposes of determining his benefit under the Plan only for his period of employment with the Company.

          Notwithstanding the foregoing, a participant who was previously employed by Donnelly Mirrors, Ltd., an Irish corporation and wholly owned subsidiary of the Company, will be given credit in accordance with Section
     3.2 for prior service with Donnelly Mirrors, Ltd. for purposes of benefits and eligibility.

          (b) Transfers resulting in ineligibility to participate. A participant who ceases to be an employee as a result of a transfer to employment with another corporation that is a member of the controlled group of corporations with the Company will cease to be an active participant as of the date of transfer. The transferee will continue to earn service credits for purposes of determining eligibility for a deferred vested benefit under Section 6.1 for his period of service with any member of the controlled group, but he will not earn any additional service credits for purposes of determining benefits after the date of transfer.

                                   ARTICLE IV
                           NORMAL RETIREMENT BENEFIT

     4.1 Eligibility. A normal retirement benefit will be paid to each participant whose employment terminates on or after his normal retirement date.

     4.2  Amount of Benefit.

     The normal retirement benefit will be equal to the sum of the amounts determined under the following subparagraphs (a) and (b) minus the amount of the participant's normal retirement benefits that are payable under the Donnelly Corporation Employees'

Retirement Plan and the pension plan for Donnelly Mirrors, Ltd., the Company's Irish subsidiary.

          (a) The participant's number of years of service multiplied by 1% of his average monthly compensation; and

          (b) The participant's number of years of service or 35, whichever number is smaller, multiplied by 0.55% of his average monthly compensation that is in excess of his covered compensation.

     Participants who receive benefits in the form of a joint and survivor annuity or other optional form of payment will have their benefits adjusted by an amount necessary to make the optional form of payment the actuarial equivalent of the benefit provided in this section.

     4.3 Suspension of Benefits. Benefits will not be payable with respect to any month in which an otherwise eligible participant remains in the employ of the Company or in which a retiree returns to active service with the Company as an employee and is credited with 40 or more hours of employment.

     4.4 Commencement of Benefits. Payment of normal retirement benefits will commence on the first day of the month after the participant meets all requirements for eligibility and be payable in accordance with Article VIII.



                                   ARTICLE V
                            EARLY RETIREMENT BENEFIT

     5.1  Eligibility.  A participant who has attained age 55, completed five
(5) or more years of service, and thereafter terminates his employment with the Company will be entitled to receive an early retirement benefit beginning on the first day of the month following the month of termination.

     5.2 Amount of Benefit. The early retirement benefit will be equal to the participant's accrued benefit. If payment of benefits is to commence prior to normal retirement date, the benefit will be reduced by six-tenths of one percent (0.6%) for each month by which the commencement of benefits precedes the participant's normal retirement date during the period from age 60 to normal retirement date, and by three-tenths of one percent (0.3%) for each month by which commencement precedes normal retirement date during the period from age 55 to age 60.

     5.3 Commencement of Benefits. Payment of early retirement benefits will com mence on the first day of the month after the participant meets the requirements and requests payment, and be payable in accordance with Article VIII.

                                   ARTICLE VI
                            DEFERRED VESTED BENEFIT

     6.1 Eligibility. A participant will be eligible for a deferred vested benefit if he:

          (a) has completed at least five (5) years of service with the Company;

          (b) terminates employment for reasons other than death or retirement; and

          (c) is not receiving or entitled to receive any other benefit under the Plan.

     6.2 Amount of Benefit. The amount of a participant's deferred vested benefit will be equal to his accrued benefit.

     6.3 Commencement and Form of Payment. Payment of the deferred vested benefit will commence on the former participant's normal retirement date. If the former Participant satisfied the service requirement for an early retirement benefit on his date of termination, then at his option the deferred vested benefit may be payable commencing on the first day of the month following the birthday on which he would have been eligible for early retirement, but the payments will be reduced in accordance with the formula in section 5.2.

     Payment will be made in accordance with Article VIII. The former participant must apply in writing for payment of benefits at such date as he wishes to have benefits commence and no payment will be made until the application has been received by the committee. If the actuarially equivalent present value of a deferred vested benefit is $10,000 or less, the benefit will be paid to the former participant in a single lump sum payment as soon as administratively practical after the end of the plan year in which employment terminates.

                                  ARTICLE VII
                            SURVIVING SPOUSE BENEFIT

     7.1 Eligibility. The spouse of a participant will receive a survivor's benefit if the participant:

          (a) dies while employed by the Company and after he is eligible for a deferred vested benefit, or an early or normal retirement benefit;

          (b) is survived by a spouse to whom he has been married for more than one year at the time of his death; and

          (c) has not begun receiving payments in a form other than a joint and 100% survivor annuity.

     7.2 Amount of Benefit. The survivor's benefit will be computed as if the participant had retired in the manner for which he was eligible on the day before his death and elected payment of his retirement benefit in the form of a joint and 100% survivor annuity with his spouse.

     7.3 Commencement, Duration and Form of Payment. The survivor's benefit will be payable in the form of a monthly pension for the life of the surviving spouse commencing on the first day of the month following the participant's death or the date on which the participant would have been eligible to begin receiving early retirement benefits, whichever date is later, and continuing every month thereafter to and including the month in which the surviving spouse dies. If the actuarially equivalent present value of the surviving spouse benefit is $10,000 or less, the benefit will be paid to the surviving spouse in a single lump sum payment as soon as administratively practical after the death of the participant.


                                  ARTICLE VIII
                         PAYMENT OF RETIREMENT BENEFITS

     8.1 Standard Benefit. Benefits will be paid as follows unless an optional form of benefit is elected:

          (a) If the participant is not married at the time benefit payments begin, the benefit will be payable in monthly installments from the com mencement date to and including the month in which the participant dies; and

          (b) If the participant is married at the time payments begin, benefits will be paid in the form of a joint and 100% survivor annuity with the spouse. Payment in this form may be waived by the participant and his spouse.

     A joint and 100% survivor annuity will provide monthly payments to the participant from the commencement date to and including the month in which he dies and, thereafter, monthly payments to the spouse, if surviving, for the balance of the spouse's life in an amount equal to 100% of the monthly payments to the participant. The amount of the monthly payments under the joint and 100% survivor annuity will be adjusted so that the payments to the participant and spouse will be the actuarial equivalent of payments for the life of the participant only.

     The Company will furnish each participant, within a reasonable period of time before his benefit commencement date, with a written explanation of the terms and conditions of the joint and 100% survivor annuity and the other optional forms of payment provided under this Article. The explanation will advise the participant of his right to elect a form of payment other than the joint and 100% survivor annuity and the requirement that the participant's spouse consent to the election. The explanation will advise the participant that any elections concerning benefits can be changed or revoked by the participant and his spouse at any time prior to the date on which benefit payments commence.

     An election to have benefits paid in any form other than joint and 100% survivor annuity can be made by the participant and his spouse only during the period of ninety (90) days prior to the date on which benefits are to commence. If the participant is married on the date the benefit payments commence, then the participant's spouse must consent in writing to the payment of the retirement benefit in any form other than a joint and 100% survivor annuity with the spouse. The spouse's consent must acknowledge that the spouse understands the effect of electing another form of benefit, and must be signed in the presence of a representative of the Company or witnessed by a notary public.

     8.2 Post-Retirement Surviving Spouse Benefit. The surviving spouse of a former participant will be entitled to a benefit if:

          (a) the former participant's employment with the company terminated after he had satisfied the requirements for normal retirement, early retirement, or deferred vested benefits under the Plan;

          (b) the former participant died before he had begun to receive payment of benefits under the Plan; and

          (c) the former participant had been married to his spouse for a period of at least one year on the date of his death.

     The post-retirement surviving spouse benefit will be computed as if the former participant had elected payment of his retirement benefit in the form of a joint and 100% survivor annuity with his spouse. Payment will commence as of the first day of the month following the participant's death or the date on which the participant would have been eligible to begin receiving early retirement benefits, whichever date is later, and will continue every month thereafter to and including the month in which the surviving spouse dies. If the actuarially equivalent present value of the surviving spouse benefit is $10,000 or less, the benefit will be paid to the surviving spouse in a single lump sum payment as soon as administratively practical after the death of the participant.

     8.3 Optional Forms of Benefit. At any time during the election period described in section 8.1, a participant may, with the consent of his spouse if applicable, elect payment in one of the optional forms described below by filing a written election with the committee. Upon receipt of a proper election, the committee will direct the trustee to distribute benefits in any of the following methods in accordance with the election:

          (a) Monthly payments during a period certain (not to exceed 10 years) during and after the participant's lifetime; or

          (b)  Monthly payments during the lifetime of the participant only.

     8.4 Reduction of Benefits for Previous Payments. If a participant receives payment of any benefits under the Plan prior to his normal retirement date and thereafter is employed by the

Company, the benefits payable upon any subsequent retirement will be reduced by the actuarial equivalent of the earlier payments.

                                   ARTICLE IX
                      RESPONSIBILITIES AND INDEMNIFICATION

     9.1 Funding. Benefits payable under this Plan will be paid by the Company as they become due. Benefits will be paid from the general assets of the Company.

     9.2 Indemnification. The Company will indemnify the members of the committee and any other employees of the Company and hold them harmless against any and all liabilities, including legal fees and expenses, arising out of any act or omission made or suffered in good faith pursuant to the provisions of the Plan.

                                   ARTICLE X
                                 ADMINISTRATION

     10.1  Plan Administrator.  The Company will be the plan administrator.

     10.2 Records and Reports. The Company will exercise such authority and respon sibility as it deems appropriate in order to maintain records of participant's service, and to provide notices and reports to participants.

     10.3 Appointment of Committee. The Company will appoint a committee consisting of at least three persons who will assist in the administration of the Plan and serve at the pleasure of the Company. All usual and reasonable expenses of the committee will be paid by the Company.

     10.4 Claims Procedure. The committee will make all determinations concerning benefits. Any denial of benefits by the committee will be stated in writing and delivered or mailed by certified mail, return receipt requested, to the participant or beneficiary within 60 days after the denial. The notice will set forth the reasons for the denial in language that may be understood by the participant and will specify the Plan provisions upon which the denial was based. If the denial is based on the failure of the participant or beneficiary to supply certain materials or information, the notice will so state. The notice will advise that the denial may be appealed to the committee and will include an explanation of the appeal procedure.

     The committee will adopt a procedure for reviewing appeals of denials of claim benefits. The procedure will include the following:

          (a) The claimant or his duly authorized representative may initiate an appeal by written request for review delivered to the committee not later than 60 days after receipt by the claimant of the notice of denial;

          (b) The claimant or his duly authorized representative may review documents pertinent to the appeal and may submit written statements of issues and arguments relevant to the appeal to the committee;

          (c) The committee will return its decision on the appeal not later than 60 days after receipt of the request for review; and

          (d) The claimant will be advised in writing of the decision on the appeal including the reasons for the decision in language that may be understood by the claimant with references to the Plan provisions upon which the decision is based.

     10.5 Other Committee Powers and Duties. The committee will have such powers as may be necessary to discharge its duties under the Plan. The committee may adopt such rules as it deems necessary and appropriate. All rules and decisions of the committee will be consistently applied to all participants in similar circumstances. When making a determination or calculation, the committee will be entitled to rely upon information furnished by a participant or beneficiary, the Company, or the legal counsel of the Company.

     10.6 Committee Procedures. The committee may act at a meeting or by unanimous written consent without a meeting. The committee may elect one of its members as chairman and appoint a secretary, who need not be a committee member. The secretary will keep a record of all meetings and forward all necessary communications to the Company and the trustee. The committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs. All decisions of the committee will be made by the vote of the majority.

     10.7 Authorization of Benefit Payments. The committee will issue directions to the Company concerning all benefits which are to be paid pursuant to the provisions of the Plan.

     10.8 Application and Forms for Benefits. The committee may require a participant to complete and file an application for a benefit and all other forms approved by the committee, and to furnish all pertinent information requested by the committee. The committee may rely upon all such information including the participant's current mailing address.

     10.9 Facility of Payment. Whenever, in the committee's opinion, a person entitled to receive any benefit is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the committee may direct the Company to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the committee may direct the Company to apply the payment for the benefit of such person in such manner as the committee considers advisable. Any payment of a benefit in accordance with the provisions of this section will discharge all liability for such benefit under the provisions of the Plan.


                                   ARTICLE XI
                        AMENDMENT OR TERMINATION OF PLAN

     11.1 Amendments. The Company reserves the right at any time to amend any of the provisions of this Plan on a prospective basis, but amendments may not reduce the accrued benefit that has been earned by any participant prior to the date of the amend ment.

     11.2 Right of Termination. The Plan may be terminated at any time by action of the board of directors of the Company. Upon termination of the Plan, the rights of each participant to benefits accrued to the date of termination will become nonforfeitable.

                                  ARTICLE XII
                         NONALIENATION OF BENEFITS AND
                           DOMESTIC RELATIONS ORDERS

     12.1 Nonalienation of Benefits. No interest, right, or claim in or to any part of the trust or any benefit will be assignable, transferable, or subject to sale, assignment, hypothecation, anticipation, garnishment, attachment, execution, or levy of any kind and the Company will not recognize any attempt to so transfer, assign, sell, hypothecate, or anticipate the same except to the extent required by law. This provision will not apply to any domestic relations order entered by a Court of competent jurisdiction.

     12.2 Procedure for Domestic Relations Orders. Whenever the Company is served with a domestic relations order from a court of competent jurisdiction, the Company will follow the following procedure in determining whether the order constitutes a domestic relations order that would be exempt from the general spendthrift protection of this Article:

          (a) The Company will notify the participant and any "alternate payees" named in the order that the order was served on the Company and that objec tions concerning the order must be submitted in writing within 15 days;

          (b) The Company will determine whether the order is a "qualified domestic relations order" and notify the participant and each alternate payee of its determination. If the Company determines that the order is a qualified domestic relations order, the Company will make payment in accordance with the order except that payment will not be made until the participant's employment has terminated;

          (c) During the period in which the Company is determining the status of the order, payment of any benefits in dispute will be deferred. If the Company determines that the order is not a qualified domestic relations order, the Company will resume payments to the former participant or begin payments in accordance with the terms if this Plan as the case may be; and

          (d) The Company will notify the participant and all other alternate payees named in the order of its decision concerning the qualified status of the order. Payments pursuant to the order will be made as soon as practicable after the status of the order has been determined or as soon as the amounts become payable pursuant to this Plan.

                                  ARTICLE XIII
                                 MISCELLANEOUS

     13.1 Status of Participants. No participant will have any right or claim to any benefits under the Plan except in accordance with the provisions of the Plan. The adoption of the Plan will not be construed as creating any contract of employment between the Company and any participant

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

or to otherwise confer upon any participant or other person any right to continuation of employment, nor as limiting or qualifying the right of the Company to discharge any participant.

     13.2 No Interest in Company Affairs. Nothing contained in this Plan will be construed as giving any participant, employee or beneficiary an equity or other interest in the assets, business or affairs of the Company, or the right to examine any of the books and records of the Company.

     13.3 Notices. All notices and other designations to be given hereunder will be in writing and will be deemed to be given when mailed by United States mail with postage prepaid addressed to the Company at 414 East Fortieth Street, Holland, Michigan 49423, and to the committee at 414 East Fortieth Street, Holland, Michigan 49423, or at such other address as the parties may designate in writing.

     13.4 Governing Law. This Plan will be interpreted, construed and enforced in accordance with the laws of the State of Michigan.

     13.5 Severability of Provisions. If any provisions of the Plan will at any time be declared void and unenforceable, the other provisions will be severable and will not be affected thereby.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this _______ day of ___________________, 1992.

ATTEST:                                 DONNELLY CORPORATION


By____________________________          By____________________________

   Its Secretary                           Its Chief Executive Officer

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